Exhibit 99.1

Investor Overview September 2024

Safe Harbor and Basis of Presentation

Forward-Looking Statement Safe Harbor — This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company's use of forward-looking terminology such as "anticipate," "believe," "confident," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," or "should," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates and our products, including potential or expected growth in those markets and products, the economy generally, our ability to continue successfully navigating the evolving operating environment and executing our business, strategic initiatives and priorities and growth potential, closing of acquisitions and integration of such acquisitions, future M&A and greenfields, inflation, capital structure, pricing (including but not limited to, fluctuations in commodity pricing), volumes, net sales, organic sales, gross margins, incremental EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, free cash flow, future financial performance and liquidity, the Company's cost reduction initiatives and results thereof, and the ability of the Company to grow stronger contained in this presentation may be considered forward-looking statements. Statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance may be considered forward-looking statements. The Company has based forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section in the Company's most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this presentation are made as of September 4, 2024. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to September 4, 2024.

Use of Non-GAAP and Adjusted Financial Information — To supplement GAAP financial information, we use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States. Please see the Appendix to this presentation for a further discussion on these non-GAAP measures and a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.
2

GMS at a Glance

53yrs
Founded in 1971

$5.5B
FY24 Net Sales

$276M
FY24 Net Income

$615M
FY24 Adj. EBITDA[1]

300+
Distribution yards
& ~100
Tool Sales, Rentals & Service Centers

60+
Leading Brands

7,600+
GMS Team Members

GMS
NYSE Ticker Symbol



1. For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP metrics, see Appendix.

4 Diversified and Balanced End Market Exposure Diversified exposure across commercial and residential new and repair and remodel construction markets continues to be an advantage Residential • Single - Family New • Multi - Family New • Repair & Remodel ~45% Commercial • New Construction • Repair & Remodel ~55% While these percentages fluctuate from time to time as market conditions change, the numbers shown reflect the Company’s “thr oug h the cycle” expectations.

5 Providing Value to Contractors and Builders GMS provides a complementary and complete product offering with value - added service delivery to the contractor s who install wallboard, ceilings, steel framing and ancillary products needed to complete the job 1 Complementary products consists of Tools & Fasteners, Insulation, Joint Treatment, Lumber, EIFS/Stucco and Other 1 LTM Q125 Wallboard 41% Complementary Products* 30% Ceilings 13% Steel Framing 16% » Expertise across local markets, leveraging scaled North American footprint » One stop shop for contractors with a broad product offering » Critical link between suppliers and a highly fragmented customer base

6 Local Go - To - Market Strategy with Scale Benefits GMS distribution locations USA and Canada GMS’s model provides for the intimacy of a local business, exceptional customized service and an entrepreneurial culture while leveraging North American economy of scale • Combines the benefits of a local “go - to - market” strategy with economics of scale • Integrated North American platform operated through over 60 highly - respected local brands

7 Strategic Growth Priorities Capitalize on existing fixed investments in locations & equipment where we are underpenetrated or below expected share Grow Complementary Product opportunities to diversify and profitably expand our product offerings Expand the platform through accretive acquisition and greenfield opportunities, balanced with debt reduction priorities Leverage our scale and employ technology and best practices to deliver a best - in - class customer experience with an aim to further profit improvement Expand Share in Core Products Grow Complementary Products Platform Expansion Drive Improved Productivity & Profitability

Continuing to Diversify and Profitably Expand Offerings

Successfully Growing Complementary Products

Net Sales by Product Category


16%
Steel
13%
Ceilings
LTM
Q125
30%
Compl.
Products
41%
Wallboard
21% Tools & Fasteners
20% Insulation
17% Joint Treatment
11% EIFS/Stucco
9% Lumber
22% Other

Core Products:

- **Wallboard:** Used to finish the interior walls and ceilings in residential, commercial and institutional construction projects
- **Ceilings:** Suspended ceiling systems comprised primarily of acoustical solutions for commercial spaces including mineral fiber tiles and grid as well as architectural specialties such as wood, steel and other unique finishes
- **Steel Framing:** Steel framing products sold into commercial applications, typically as part of a package with wallboard, ceilings and other products

Complementary Products

Up from 20% to 30% of sales

from FY2014 to FY2024


45%
20%
NET SALES BREAKDOWN
(FISCAL 2014)
2014 Net Sales:
$1.4B
16%
19%
41%
NET SALES BREAKDOWN
(FISCAL 2024)
2024 Net Sales:
$5.5B
30%
16%
13%
Complementary Products
Ceilings
Steel Framing
Wallboard

GMS GYPSUM MANAGEMENT & SUPPLY, INC.

8

Recent Platform Expansion Activities Strengthen Core and Complementary Product Offerings

Kamco SUPPLY OF NJ, LLC
A GMS COMPANY

- Acquisition Date: March 1, 2024; Annual revenue: ~$235 million (for calendar 2023)
- Expands GMS's share in our core products and provides geographic expansion in the highly-strategic New York City market with four legacy locations and one newly opened greenfield
- Presents cross-selling opportunities with other GMS operations in the Northeast, including further expanding our leadership position in Wallboard.


NE

Yvon BUILDING SUPPLY
A GMS COMPANY

- Acquisition Date: July 2, 2024; Annual revenue: ~CAD$195 million (LTM May 2024)
- Enhances our service and product offerings in the Greater Toronto market
- Seven locations across Ontario providing high-quality supplies including Wallboard, Insulation, Steel Framing, Ceilings and other Complementary Products
- Consistent with the rest of GMS Canada, this transaction is expected to be slightly margin-accretive to the broader GMS business



R.S. ELLIOTT SPECIALTY SUPPLY, INC.
A GMS COMPANY

- Acquisition Date: August 26, 2024; Annual revenue: ~$70 million (LTM June 2024)
- Expands our Complementary Product offerings in Florida
- Provides platform for further expansion of Complementary Products across the Southeast
- Operating out of five locations, R.S. Elliott is a leading regional distributor of stucco, plaster, siding, and exterior insulation and finishing systems in the state of Florida
- Consistent with the Company's other Complementary Product offerings, this transaction is expected to be slightly margin-accretive to the broader GMS business



GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

9

10 Opportunities for Further Platform Expansion • Opportunity to expand our geographic footprint in under - served and under - penetrated markets through accretive greenfield locations and acquisitions • Current footprint comprises over 300 distribution yard locations covering 47 U.S. States and 6 Canadian Provinces; Plus approximately 100 AMES store locations • Presence in 78 of the Top 100 U.S. Metropolitan Statistical Areas and 8 of the Top 10 Canadian Metropolitan Areas • Significant whitespace and underpenetrated markets remaining in both the U.S. and Canada • Opportunities to develop Complementary Products in markets where GMS already has an established presence to drive further share gains As of July 2024 GMS Distribution Location Map Legend Targeted Expansion Area California Mountain West Western Canada South Central Texas Central Midwest Gulf Coast New England Eastern Canada South Florida AMES Location

Attractive Capital Structure Supports Strategic Priorities

Q125 Cash Flow[1]

- Q1 is traditionally the highest use of cash for the Company
- Cash used by operating activities was $22.9 million
- Free cash flow was a use of $31.9 million

Substantial Liquidity[5]

- $53.2 million of cash on hand
- $565.3 million available under our revolving credit facility

Share Repurchases[5]

- Repurchased 538K shares for $46.2 million during Q125
- $154.3 million of repurchase authorization remaining


Debt/Lease Payments 9%
Acquisitions 60%
Share Repurchases 20%
Capital Expenditures 11%
3-Year Historical Use of Cash4

For Fiscal Years 2022, 2023 and 2024


LTM Net Debt / PF Adjusted EBITDA2
1.5x
1.5x
1.5x
1.7x
2.1x
07/31/2023
10/31/2023
01/31/2024
04/30/2024
7/31/2024


Debt3 Maturity Schedule
$ in millions
$40
$49
$44
$397
$27
$834
FY25
FY26
FY27
FY28
FY29
Thereafter

1. For a reconciliation of free cash flow to cash provided or used by operating activities, the most directly comparable GAAP metric, see Appendix.
2. For detail, including a reconciliation of Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.
3. Debt includes First Lien Term Loan, ABL Facility, Senior Notes, Finance Leases & Installment Notes.
4. Includes cash used for Capital Expenditures, Acquisitions, Share Repurchases, Payments on Principal on Long-Term Debt and Payments on Principal on Finance Lease Obligations for fiscal years 2022, 2023 and 2024.
5. Balance sheet, capital structure and share repurchase authorization references are as of 07/31/2024.

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

11

12 GMS – Solid Track Record of Profitability and Cash Flow *For a reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin or Free Cash Flow to the most directly comparable GAAP metri cs, see Appendix $3,299 $4,635 $5,329 $5,502 $5,541 9.7% 12.2% 12.5% 11.2% 10.6% FY-21 FY-22 FY-23 FY-24 LTM-Q125 Net Sales Adj. EBITDA Margin* $ millions 30 bps $319 $567 $666 $615 $588 38.6% 24.4% 58.4% 61.1% 59.7% FY-21 FY-22 FY-23 FY-24 LTM-Q125 Adj. EBITDA* FCF as % of Adj. EBITDA* $ millions Net Sales & Adj EBITDA Margin Adj. EBITDA and Free Cash Flow (as a % of Adj. EBITDA)

13 Well Positioned to Deliver Long Term Value

14 Financial Update Q1 FY2025

15 Wallboard 41% Ceilings 14% Steel Framing 14% Complementary Products 31% Q1 Fiscal 2025 At a Glance Comparisons are to Q 1 FY2 4 • Volume growth across all four major product categories, inclusive of acquisitions • Resilient or improved pricing in Wallboard, Ceilings and Complementary Products • Positive contributions from acquisitions • Softening demand in multi - family and commercial end markets, partially offset by year - over - year growth in single - family demand • Net Sales of $1.4 billion, up 2.8% U.S. Wallboard Volume For GMS Multi - Family – Down 2.3% Commercial – Up 0.2% Single - Family – Up 4.1% 1 For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP metrics, see Appendix. • Gross margin of 31.2%, down 80 bps • Net income of $57.2 million, compared to $86.8 million • Adjusted EBITDA 1 of $145.9 million, compared to $173.3 million • Implementing $25 million annualized cost reduction program Q1 FY25 Net Sales Q1 FY25 Q1 FY24 Change Wallboard 587.9$ 571.4$ 2.9% 1.1% Ceilings 207.2$ 175.2$ 18.2% 5.7% Steel Framing 209.9$ 236.8$ -11.4% -15.3% Complementary Products 443.5$ 426.2$ 4.1% -2.7% Total 1,448.5$ 1,409.6$ 2.8% -2.2% Organic Sales Change Net Sales

16 Drive Improved Productivity & Profitability Strategic Growth Priorities – Q1 FY25 Update Capitalize on existing fixed investments in locations & equipment where we are underpenetrated or below expected share Grow Complementary Product opportunities to diversify and profitably expand our product offerings Expand the platform through accretive acquisition and greenfield opportunities, balanced with debt reduction priorities Leverage our scale and employ technology and best practices to deliver a best - in - class customer experience with an aim to further profit improvement Expand Share in Core Products Grow Complementary Products Platform Expansion • The Gypsum Association, Steel Framing Industry Association and ceilings manufacturers’ data all indicate that GMS continued to maintain or gain share • Q125 was the 17th consecutive quarter of year - over - year growth for Complementary Products • Focus areas Tools & Fasteners, EIFS/Stucco and Insulation continued to outperform the broader category • Closed acquisitions of Howard & Sons Building Materials and Yvon Building Supply and affiliates • Subsequent to the end of the quarter, acquired R.S. Elliott, a leading distributor of stucco, plaster, siding, EIFS and related construction supplies across Florida • Solid pipeline of M&A opportunities in both our core and complementary product lines • Equipping yard operators with the right tools and technologies continues to improve the efficiency of their operations. • Consolidation of legacy legal entities is reducing organizational and process complexity, along with costs, while also leveraging the standardization of product, vendor, customer and other operational data across the business

17 Sales Highlights – Q1 FY25 U.S. Per Day Residential Sales Q125 Net Sales $ 1.4 B Per Day Net Sales 2.1% U.S. Per Day Commercial Sales 1.7% 2.7% 2.8% • Single - family demand was up YOY for second consecutive quarter • Commercial and multi - family activity levels slowed more than expected for the quarter, particularly in July • Deflationary pricing in Steel Framing reduced total net sales by an estimated $40 million for the quarter U.S. Multi - family per day sales U.S. Single - family per day sales 2.2% 3.1% 0.8% 1 Given the wide breadth of offerings and units of measure in Complementary Products, detailed price vs volume reporting is not av ailable at a consolidated level. Volume Price/Mix/Fx Volume Price/Mix/Fx Wallboard 2.9% 0.0% Wallboard 0.9% 0.2% Ceilings 8.9% 9.3% Ceilings 1.1% 4.6% Steel Framing 5.5% -16.8% Steel Framing -0.6% -14.7% Per Day Net Sales Growth Per Day Organic Growth 1 1

18 $450.6 $451.6 32.0% 31.2% 30.0% 30.5% 31.0% 31.5% 32.0% 32.5% 33.0% 33.5% $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 Fiscal Q1 2024 Fiscal Q1 2025 Gross Profit Gross Margin ($ mm) Shifts in Price Realization and Demand Mix Impacted Profitability * For a reconciliation of Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP metric s, see Appendix. $279.2 $307.7 19.8% 21.2% 18.0% 18.5% 19.0% 19.5% 20.0% 20.5% 21.0% 21.5% 22.0% 22.5% 23.0% 23.5% 24.0% 24.5% $0 $50 $100 $150 $200 $250 $300 Fiscal Q1 2024 Fiscal Q1 2025 Adj. SG&A* Adj. SG&A* as % of Sales ($ mm) $173.3 $145.9 12.3% 10.1% 8.0% 8.5% 9.0% 9.5% 10.0% 10.5% 11.0% 11.5% 12.0% 12.5% 13.0% 13.5% $0 $50 $100 $150 $200 Fiscal Q1 2024 Fiscal Q1 2025 Adj. EBITDA* Adj. EBITDA Margin* ($ mm) Gross Profit & Gross Margin Gross Profit up slightly YOY. Gross margin down primarily due to the mix impact of steel price deflation, a mix shift from commercial and multi - family to single - family Wallboard deliveries and price/cost dynamics in Wallboard, all of which were more pronounced than expectations. SG&A SG&A expense as a percentage of sales increased 150 basis points. Contributing to the variance was 85 basis points from operating cost inflation and activity - based increases, 55 basis points due to reduced revenue from steel price deflation and 10 basis points from recent acquisitions and greenfield openings. Net Income & Adj. EBITDA * Net income decreased 34.1% YOY to $57.2M, including a 17.4% increase in interest expense and a $3.2 million one - time tax benefit in Q124. Net income margin was 4.0% Adjusted EBITDA * was $145.9 million with 10.1% Adjusted EBITDA margin.

19 End Market & Product - Level Expectations Product Category Q2 FY25 YOY Volume Expectations Q2 FY25 YOY Price/Mix Expectations Organic Total (Incl. acquisitions) •Single - family: Up mid - single digits •Multi - family: Down low - double digits •Commercial: Down high - single digits Total Wallboard: Flat to down low - single digits Up low - single digits Up slightly Ceilings: Up low - single digits Up low - double digits Flat to up low - single digits Steel Framing: Down mid - to - high single digits Up low - single digits Down low - teens Complementary Products: Sales growth in the mid single digits or just better than that

Consolidated Expectations

Metric for Q2 FY25	Q2 FY25 Expectation
Net Sales	Up low-to-mid single digits YOY
Gross Margin	~31.6% - 31.8%
Net Income	$67 million - $69 million
Adjusted EBITDA[1]	$163 million - $168 million
Adjusted EBITDA Margin[1]	Approximately 11%

Metric for Full Year FY25	Full Year FY25 Expectation
Interest Expense	~ $83 million - $85 million
Capital Expenditures	~ $50 million
Free Cash Flow[1]	~ 60% of FY25 Adj. EBITDA[1]
Tax Rate[2]	~ 26.5% - 27%



GMS GYPSUM MANAGEMENT & SUPPLY, INC.

[1]For a reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income or Free Cash Flow to the most directly comparable GAAP metrics, see Appendix.
[2]Tax rate refers to the normalized cash tax rate excluding the impact of acquisition accounting and certain other deferred tax amounts.

20

21 Appendix

Summary Quarterly Financials

(In millions) (Unaudited)	1Q24	2Q24	3Q24	4Q24	FY24	1Q25
Wallboard Volume (MSF)	1,204	1,231	1,101	1,234	4,769	1,233
Wallboard Price ($ / '000 Sq. Ft.)	$ 475	$ 476	$ 473	$ 475	$ 475	$ 477
Wallboard	$ 571	$ 585	$ 521	$ 586	$ 2,263	$ 588
Ceilings	175	175	156	189	695	207
Steel framing	237	232	203	220	893	210
Complementary products	426	428	379	418	1,651	444
Net sales	1,410	1,421	1,258	1,413	5,502	1,448
Cost of sales	959	962	844	962	3,727	997
Gross profit	451	459	415	451	1,775	452
Gross margin	*32.0%*	*32.3%*	*33.0%*	*31.9%*	*32.3%*	*31.2%*
Operating expenses:						
Selling, general and administrative expenses	287	301	296	316	1,199	315
Depreciation and amortization	32	33	33	36	133	38
Total operating expenses	319	334	328	351	1,332	353
Operating income	132	125	86	100	443	98
Other (expense) income:						
Interest expense	(19)	(19)	(19)	(19)	(75)	(22)
Write-off of discount and deferred financing costs	(1)	-	-	(1)	(2)	-
Other income, net	2	2	2	3	9	2
Total other expense, net	(18)	(17)	(17)	(17)	(69)	(20)
Income before taxes	114	108	69	83	374	78
Income tax expense	27	27	17	27	98	21
Net income	$ 87	$ 81	$ 52	$ 56	$ 276	$ 57
Business Days	**64**	**65**	**62**	**64**	**255**	**64**
Net Sales by Business Day	$ 22.0	$ 21.9	$ 20.3	$ 22.1	$ 21.6	$ 22.6
Beginning Branch Count	304	305	308	311	304	316
Added Branches	1	3	3	5	12	9
Ending Branch Count	**305**	**308**	**311**	**316**	**316**	**325**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

22

Quarterly Cash Flows

($ in millions)

(Unaudited)	1Q24	2Q24	3Q24	4Q24	FY24	1Q25
Net income	$ 86.8	$ 81.0	$ 51.9	$ 56.4	$ 276.1	$ 57.2
Non-cash changes & other changes	(12.3)	48.2	27.5	81.1	144.5	(12.5)
Changes in primary working capital components:						
Trade accounts and notes receivable	(38.2)	(51.1)	92.1	(29.3)	(26.5)	(36.4)
Inventories	(1.4)	21.6	(20.3)	17.1	17.0	(20.6)
Accounts payable	(28.3)	18.4	(47.0)	79.0	22.2	(10.6)
Cash provided by (used in) operating activities	**6.6**	**118.1**	**104.3**	**204.2**	**433.2**	**(22.9)**
Purchases of property and equipment	(13.5)	(16.0)	(10.2)	(17.5)	(57.2)	(9.0)
Proceeds from sale of assets	1.0	0.7	0.2	0.7	2.7	1.2
Acquisitions of businesses, net of cash acquired	(39.0)	(17.0)	0.6	(320.8)	(376.2)	(118.5)
Cash (used in) investing activities	**(51.5)**	**(32.3)**	**(9.4)**	**(337.6)**	**(430.8)**	**(126.2)**
Cash provided by (used in) financing activities	**(39.1)**	**(89.7)**	**(83.9)**	**212.2**	**(0.4)**	**35.3**
Effect of exchange rates	0.7	(1.1)	0.8	(1.1)	(0.6)	0.9
Increase (decrease) in cash and cash equivalents	(83.3)	(4.9)	11.8	77.8	1.4	(113.0)
Balance, beginning of period	164.7	81.4	76.5	88.3	164.7	166.1
Balance, end of period	**$ 81.4**	**$ 76.5**	**$ 88.3**	**$ 166.1**	**$ 166.1**	**$ 53.2**
Supplemental cash flow disclosures:						
Cash paid for income taxes	$ 3.2	$ 66.1	$ 24.4	$ 26.7	$ 120.4	$ 2.9
Cash paid for interest	$ 21.9	$ 13.5	$ 22.0	$ 13.5	$ 70.8	$ 26.7

Cash provided by (used in) operating activities	$ 6.6	$ 118.1	$ 104.3	$ 204.2	$ 433.2	$ (22.9)
Purchases of property and equipment	(13.5)	(16.0)	(10.2)	(17.5)	(57.2)	(9.0)
Free cash flow [1]	**$ (6.9)**	**$ 102.1**	**$ 94.1**	**$ 186.7**	**$ 376.0**	**$ (31.9)**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

(1) Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operations less capital expenditures. Differences may occur due to rounding.

23

24 Q1 2025 Net Sales 1. Organic net sales growth calculation excludes net sales of acquired businesses until first anniversary of acquisition date an d i mpact of foreign currency translation. ($ in millions) (Unaudited) FY25 FY24 Reported Organic (1) Organic (1) 1,378.0$ 1,409.6$ Acquisitions 75.5 - Fx Impact (5.1) - Total Net Sales 1,448.5$ 1,409.6$ 2.8% (2.2%) Wallboard 587.9$ 571.4$ 2.9% 1.1% Ceilings 207.2 175.2 18.2% 5.7% Steel Framing 209.9 236.8 (11.4%) (15.3%) Complementary Products 443.5 426.2 4.1% (2.7%) Total Net Sales 1,448.5$ 1,409.6$ 2.8% (2.2%) Fiscal Q1 Variance

Quarterly Net Income to Adjusted EBITDA

Reconciliation

($ in 000s) *(Unaudited)*		1Q24	2Q24	3Q24	4Q24	FY24	1Q25
Net Income		$ 86,830	$ 80,957	$ 51,905	$ 56,387	$ 276,079	$ 57,248
Add: Interest Expense		18,914	18,742	18,784	19,021	75,461	22,213
Add: Write off of debt discount and deferred financing fees		1,401	-	-	674	2,075	-
Less: Interest Income		(474)	(292)	(378)	(610)	(1,754)	(370)
Add: Income Tax Expense		26,734	27,205	17,468	26,680	98,087	20,946
Add: Depreciation Expense		16,327	16,963	17,276	18,640	69,206	19,228
Add: Amortization Expense		15,691	15,974	15,528	16,963	64,156	18,804
EBITDA		$ 165,423	$ 159,549	$ 120,583	$ 137,755	$ 583,310	$ 138,069
Adjustments							
Stock appreciation rights	(A)	1,218	401	1,789	1,983	5,391	243
Redeemable noncontrolling interests	(B)	480	184	461	302	1,427	422
Equity-based compensation	(C)	3,304	5,111	3,559	3,644	15,618	3,678
Severance and other permitted costs	(D)	406	882	1,033	307	2,628	956
Transaction costs (acquisition and other)	(E)	1,385	1,223	765	1,483	4,856	1,280
(Gain) loss on disposal of assets	(F)	(131)	(310)	(222)	(66)	(729)	858
Effects of fair value adjustments to inventory	(G)	302	140	8	1,183	1,633	375
Debt transaction costs	(H)	911	378	44	(13)	1,320	-
Total Adjustments		$ 7,875	$ 8,009	$ 7,437	$ 8,823	$ 32,144	$ 7,812
Adjusted EBITDA (as reported)		$ 173,298	$ 167,558	$ 128,020	$ 146,578	$ 615,454	$ 145,881
Net Sales		$1,409,600	$1,420,930	$1,258,348	$1,413,029	$5,501,907	$1,448,456
Adjusted EBITDA Margin		12.3%	11.8%	10.2%	10.4%	11.2%	10.1%

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and certain other cost adjustments as permitted under the ABL Facility and the Term Loan Facility

E. Represents one-time costs related to acquisitions paid to third parties

F. Includes gains and losses from the sale and disposal of assets

G. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

H. Represents expenses paid to third party advisors related to debt refinancing activities

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

25

Net Income to Pro Forma Adjusted EBITDA

Reconciliation

($ in 000s) *(Unaudited)*		LTM FY25 Q1	2024	2023	2022	2021	2020	2019	2018	2017
Net Income		$ 246,497	$ 276,079	$ 332,991	$ 273,442	$ 105,560	$ 23,381	$ 56,002	$ 62,971	$ 48,886
Add: Interest Expense		78,760	75,461	65,843	58,097	53,786	67,718	73,677	31,395	29,360
Add: Write off of debt discount and deferred financing fees		674	2,075	-	-	4,606	1,331	-	74	7,103
Less: Interest Income		(1,650)	(1,754)	(1,287)	(163)	(86)	(88)	(66)	(177)	(152)
Add: Income Tax Expense		92,299	98,087	114,512	91,377	31,534	22,944	14,039	20,883	22,654
Add: Depreciation Expense		72,107	69,206	61,177	55,437	50,480	51,332	46,456	24,075	25,565
Add: Amortization Expense		67,269	64,156	65,730	63,795	57,645	65,201	71,003	41,455	43,675
EBITDA		$ 555,956	$ 583,310	$ 638,966	$ 541,985	$ 303,525	$ 231,819	$ 261,111	$ 180,676	$ 177,091
Adjustments										
Impairment of goodwill					-	-	63,074	-	-	-
Stock appreciation rights	(A)	4,416	5,391	7,703	4,403	3,173	1,572	2,730	2,318	148
Redeemable noncontrolling interests	(B)	1,369	1,427	1,178	1,983	1,288	520	1,188	1,868	3,536
Equity-based compensation	(C)	15,992	15,618	13,217	10,968	8,442	7,060	3,906	1,695	2,534
Severance and other permitted costs	(D)	3,178	2,628	2,788	1,132	2,948	5,733	8,152	581	(157)
Transaction costs (acquisition and other)	(E)	4,751	4,856	1,961	3,545	1,068	2,414	7,858	3,370	2,249
(Gain) loss on disposal of assets		260	(729)	(1,413)	(913)	(1,011)	658	(525)	(509)	(338)
Effects of fair value adjustments to inventory	(F)	1,706	1,633	1,123	3,818	788	575	4,176	324	946
Gain on legal settlement		-	-	-	-	(1,382)	(14,029)	-	-	-
Change in fair value of financial instruments	(G)	-	-	-	-	-	-	6,395	6,125	382
Secondary public offerings	(H)	-	-	-	-	-	363	-	1,525	1,385
Debt transaction costs	(I)	409	1,320	173	-	532	-	678	1,285	265
Total Adjustments		$ 32,081	$ 32,144	$ 26,730	$ 24,936	$ 15,846	$ 67,940	$ 34,558	$ 18,582	$ 11,138
Adjusted EBITDA (as reported)		$ 588,037	$ 615,454	$ 665,696	$ 566,921	$ 319,371	$ 299,759	$ 295,669	$ 199,258	$ 188,229
Contributions from acquisitions	(J)	35,211	24,213	9,535	21,348	4,948	1,480	6,717	1,280	9,500
Pro Forma Adjusted EBITDA		$ 623,248	$ 639,667	$ 675,231	$ 588,269	$ 324,319	$ 301,239	$ 302,386	$ 200,538	$ 197,729
Net Sales		$5,540,763	$5,501,907	$5,329,252	$4,634,875	$3,298,823	$3,241,307	$3,116,032	$2,511,469	$2,319,146
Adjusted EBITDA margin (as reported)		10.6%	11.2%	12.5%	12.2%	9.7%	9.2%	9.5%	7.9%	8.1%

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and certain other cost adjustments as permitted under the ABL Facility and the Term Loan Facility

E. Represents one-time costs related to our initial public offering and acquisitions paid to third party advisors as well as costs related to the retirement of corporate stock appreciation rights

F. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

G. Represents mark-to-market adjustments for derivative financial instruments

H. Represents one-time costs related to our secondary offerings paid to third party advisors

I. Represents expenses paid to third party advisors related to debt refinancing activities

J. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition, including synergies

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

26

27 Income Before Taxes to Adjusted Net Income - Legacy Reconciliation Commentary A. Depreciation and amortization from the increase in value of certain long - term assets associated with the April 1, 2014 acquisition of the predecessor company and amortization of intangible assets from the acquisitions of Titan, Westside Building Material, Ames Taping Tools, Kamco Supply Corporation and Yvon Building Supplies B. Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts ($ in 000s) 1Q25 1Q24 (Unaudited) Income before taxes 78,194$ 113,564$ EBITDA adjustments 7,812 7,875 Write-off of debt discount and deferred financing fees - 1,401 Purchase accounting depreciation and amortization (A) 14,157 10,915 Adjusted pre-tax income 100,163 133,755 Adjusted income tax expense 26,042 34,108 Adjusted net income 74,121$ 99,647$ Effective tax rate (B) 26.0% 25.5% Weighted average shares outstanding: Basic 39,542 40,749 Diluted 40,226 41,477 Adjusted net income per share: Basic 1.87$ 2.45$ Diluted 1.84$ 2.40$

28 Income Before Taxes to Adjusted Net Income – New as of 1Q25 Reconciliation Commentary A. Represents all non - cash amortization resulting from business combinations. To make the financial presentation more consistent with other public building products companies, beginning in the first quarter 2025 we are now including an adjustment for all non - cash amortization expense related to acquisitions, as opposed to non - cash amortization and depreciation for select acquisitions B. Normalized cash tax rate excluding the impact of acquisition accounting and certain other deferred tax amounts ($ in 000s) 1Q25 1Q24 (Unaudited) Income before taxes 78,194$ 113,564$ EBITDA adjustments 7,812 7,875 Write-off of debt discount and deferred financing fees - 1,401 Amortization expense (A) 18,804 15,691 Adjusted pre-tax income 104,810 138,531 Adjusted income tax expense 27,251 35,325 Adjusted net income 77,559$ 103,206$ Effective tax rate (B) 26.0% 25.5% Weighted average shares outstanding: Basic 39,542 40,749 Diluted 40,226 41,477 Adjusted net income per share: Basic 1.96$ 2.53$ Diluted 1.93$ 2.49$

29 Income Before Taxes to Adjusted Net Income – Historical FY24 Reconciliation Commentary A. Represents all non - cash amortization resulting from business combinations B. Normalized cash tax rate excluding the impact of acquisition accounting and certain other deferred tax amounts ($ in 000s) 1Q24 2Q24 3Q24 4Q24 (Unaudited) Income before taxes 113,564$ 108,162$ 69,373$ 83,067$ EBITDA adjustments 7,875 8,009 7,437 8,823 Write-off of debt discount and deferred financing fees 1,401 - - 674 Amortization expense (A) 15,691 15,974 15,528 16,963 Adjusted pre-tax income 138,531 132,145 92,338 109,527 Adjusted income tax expense 35,325 33,697 23,546 27,929 Adjusted net income 103,206$ 98,448$ 68,792$ 81,598$ Effective tax rate (B) 25.5% 25.5% 25.5% 25.5% Weighted average shares outstanding: Basic 40,749 40,466 39,864 39,830 Diluted 41,477 41,088 40,512 40,539 Adjusted net income per share: Basic 2.53$ 2.43$ 1.73$ 2.05$ Diluted 2.49$ 2.40$ 1.70$ 2.01$

Reported SG&A to Adjusted SG&A

Reconciliation

(Unaudited) *($ in millions)*		1Q24	2Q24	3Q24	3Q24	FY2024	1Q25
SG&A - Reported		**$ 286.8**	**$ 300.9**	**$ 295.7**	**$ 315.5**	**$ 1,198.9**	**$ 315.2**
Adjustments							
Stock appreciation rights	(A)	(1.2)	(0.4)	(1.8)	(2.0)	(5.4)	(0.2)
Redeemable noncontrolling interests	(B)	(0.5)	(0.2)	(0.5)	(0.3)	(1.4)	(0.4)
Equity-based compensation	(C)	(3.3)	(5.1)	(3.6)	(3.6)	(15.6)	(3.7)
Severance and other permitted costs	(D)	(0.4)	(0.9)	(1.0)	(0.3)	(2.6)	(1.0)
Transaction costs (acquisition and other)	(E)	(1.4)	(1.2)	(0.8)	(1.5)	(4.9)	(1.3)
Gain (loss) on disposal of assets	(F)	0.1	0.3	0.2	0.1	0.7	(0.9)
Debt transaction costs	(G)	(0.9)	(0.4)	(0.0)	0.0	(1.3)	-
SG&A - Adjusted		**$ 279.2**	**$ 293.0**	**$ 288.3**	**$ 307.9**	**$ 1,168.4**	**$ 307.7**
Net Sales		**$ 1,409.6**	**$ 1,420.9**	**$ 1,258.3**	**$ 1,413.0**	**$ 5,501.9**	**$ 1,448.5**
Adjusted SG&A Margin		*19.8%*	*20.6%*	*22.9%*	*21.8%*	*21.2%*	*21.2%*

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and certain other cost adjustments as permitted under the ABL Facility and the Term Loan Facility

E. Represents one-time costs related to acquisitions paid to third parties

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

30

Leverage Summary

($ mm)	7/31/23 LTM	10/31/23 LTM	1/31/24 LTM	4/30/24 LTM	7/31/24 LTM
Cash and cash equivalents	$81	$77	$88	$166	$53
ABL Facility	$113	$81	$29	$270	$359
First Lien Term Loan (1) (2)	493	494	493	491	490
Senior Notes (3)	346	346	346	347	347
Finance Lease Obligations	136	150	158	169	174
Installment Notes & Other (4)	13	6	4	4	10
Total Debt	**$1,102**	**$1,076**	**$1,031**	**$1,281**	**$1,380**
Total Net Debt	**$1,021**	**$1,000**	**$942**	**$1,114**	**$1,327**
PF Adj. EBITDA	**$678**	**$647**	**$629**	**$642**	**$623**
Total Debt / PF Adj. EBITDA	**1.6x**	**1.7x**	**1.6x**	**2.0x**	**2.2x**
Net Debt / PF Adj. EBITDA	**1.5x**	**1.5x**	**1.5x**	**1.7x**	**2.1x**

(1) Net of unamortized discount of $2.5mm, $2.4mm, $2.3mm, $2.0mm and $1.9mm as of July 31, 2023, October 31, 2023, January 31, 2024, April 2024 and July 31, 2024, respectively.
(2) Net of deferred financing costs of $4.1mm, $3.9mm, $3.8mm, $4.4mm and $4.3mm as of July 31, 2023, October 31, 2023, January 31, 2024, April 2024 and July 31, 2024, respectively.
(3) Net of deferred financing costs of $3.9mm, $3.8mm, $3.6mm, $3.4mm and $3.2mm as of July 31, 2023, October 31, 2023, January 31, 2024, April 2024 and July 31, 2024, respectively.
(4) Net of unamortized discount of $0.1mm as of July 31, 2023.
(5) For detail, including a reconciliation of Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.
31

32 Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

33 Net Income to Adjusted EBITDA Outlook Reconciliation Q2 FY25 Net Income $67 - $69 Interest expense, net 20.8 - 21.4 Write-off of debt discount and deferred financing fees - Provision for income taxes 25.0 - 25.7 Depreciation and amortization expense 39.1 - 40.3 Other Adjustments 12.0 Adjusted EBITDA $163 - $168 $ in millions